Exhibit 10.20
Execution Version

DATED JUNE 28, 2022
KALERA PUBLIC LIMITED COMPANY
KALERA, INC.
DR. CRISTIAN TOMA
__________________________________________
DEED OF INDEMNIFICATION
__________________________________________

This DEED OF INDEMNIFICATION (this “Deed”) is dated as of June 28, 2022 and is between Kalera plc, an Irish public company limited by shares (the “Company”) (f/k/a Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356), Kalera, Inc., a Delaware corporation (“Kalera” and together with the Company the “Indemnitors” and each an “Indemnitor”) and Cristian Toma (the “ Indemnitee”).
RECITALS
A.    The Indemnitee’s service to the Company and its subsidiaries (the “Group” and each a “Group Company”) substantially benefits the Group.
B.    Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.
C.    The Indemnitee does not regard the protection currently provided in the governing documents or otherwise by law or statute applicable to the Indemnitors and/or a Group Company (as applicable) and any insurance as adequate under the present circumstances, and the Indemnitee may not be willing to serve as a director or officer without additional protection.
D.    In order to induce the Indemnitee to continue to provide services to the Group, it is reasonable, prudent and necessary for the Indemnitors to contractually obligate themselves to indemnify, and to advance expenses on behalf of, the Indemnitee as permitted by applicable law.
E.    This Deed is a supplement to and in furtherance of the indemnification provided in the governing documents or otherwise by law or statute applicable to the Indemnitors and/or a Group Company (as applicable), and any resolutions adopted pursuant thereto, and this Deed shall not be deemed a substitute therefor, nor shall this Deed be deemed to limit, diminish or abrogate any rights of the Indemnitee thereunder.
NOW, THEREFORE, the parties hereby covenant and agree as follows:
1.    Definitions.
(a)    “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner solely by reason of (i) the stockholders of an Indemnitor approving a merger of an Indemnitor with another Person, or entering into tender or support agreements relating thereto, provided such merger was approved by an Indemnitor’s board of directors, or (ii) an Indemnitor’s board of directors approving a sale of securities by an Indemnitor to such Person.
(b)    A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Deed of any of the following events:
(i)    Acquisition of Stock by Third Party. Any Person (as defined below) becomes the Beneficial Owner, directly or indirectly, of securities of an Indemnitor representing 50% or more of the combined voting power of an Indemnitor’s then outstanding securities;
(ii)    Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Deed), individuals who at the beginning of such period constituted an Indemnitor’s board of directors and any Approved Directors cease for any reason to constitute at least a majority of the members of an Indemnitor’s board of directors. “Approved Directors” means new directors (other than a director designated by a person who has entered into an agreement with an Indemnitor to effect a transaction described in Sections 1(b)(i), 1(b)(iii) or 1(b)(iv)) whose election or nomination by the board of directors (or, if applicable, by the Indemnitor’s stockholders) was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved;
(iii)    Corporate Transactions. The effective date of a merger or consolidation of an Indemnitor with any other entity, other than a merger or consolidation that would result in the voting securities of an Indemnitor outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect a majority of the board of directors or other governing body of such surviving entity; or
(iv)    Liquidation. The approval by an Indemnitor’s board of directors of a complete liquidation or the dissolution of an Indemnitor or an agreement for the sale, lease or disposition by an Indemnitor of all or substantially all of an Indemnitor’s assets; or
(v)    Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not an Indemnitor is then subject to such reporting requirement.
(c)    “Companies Act” means the Companies Act 2014 of Ireland.
(d)    “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of an Indemnitor, a Group Company or any other Enterprise.
(e)    “Disinterested Director” means a director of an Indemnitor who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
(f)    “Enterprise” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (other than a Group Company) of which the Indemnitee is or was serving at the request of the Indemnitors as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.
(g)    “Expenses” include all reasonable and actually incurred attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond or other appeal bond or their equivalent, and (ii) for purposes of Section 10(d), Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of the Indemnitee’s rights under this Deed or under any directors’ and officers’ liability insurance policies maintained by an Indemnitor. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(h)    “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Deed, related to the fact that Indemnitee is or was a director, secretary, officer and/or executive of the Indemnitors or a Group Company, or while a director, secretary, officer and/or executive of the Indemnitors or a Group Company is or was serving at the request of such entity as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.
(i)    “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Indemnitors, a Group Company, any Enterprise or the Indemnitee in any matter material to any such party (other than as Independent Counsel with respect to matters concerning the Indemnitee under this Deed, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Indemnitors, a Group Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Deed.
(j)    “Representative” shall mean a person occupying the position or discharging the functions of a director, officer, employee, fiduciary, trustee or agent thereof, regardless of the name or title by which the person may be designated. The term does not imply that a director, secretary, officer or executive, as such, is an agent of a corporation.
(k)    “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(l)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Indemnitors, any Group Company or otherwise and whether of a civil, criminal, administrative or investigative nature, whether formal or informal, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Deed, in which the Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that the Indemnitee is or was a director or officer of the Indemnitors or any Group Company, (ii) any action taken by the Indemnitee or any action or inaction on the Indemnitee’s part while acting as a director or officer of the Indemnitors or any Group Company, or (iii) the fact that he or she is or was serving at the request of the Indemnitors as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the any Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Deed.
(m)    “to the fullest extent permitted by applicable law” means to the fullest extent permitted by (i) applicable law, as such laws may from time to time be amended to increase the scope of such permitted indemnification, (ii) the provisions of the applicable governing documents of an Indemnitor that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of such provisions, (iii) any amendments to or replacements of applicable law, and (iv) governing documents of the Indemnitors adopted after the date of this Deed that either increase or decrease the extent to which a company may indemnify its directors, secretaries, officers and executives.
(n)    In connection with any Proceeding relating to an employee benefit plan: references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Indemnitors” shall include any service as a director, officer, employee or agent of any Enterprise which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Indemnitors” as referred to in this Deed.
2.    Indemnity in Third-Party Proceedings. The Indemnitors shall indemnify the Indemnitee in accordance with the provisions of this Section 2 if the Indemnitee is, or is threatened to be made, a party to or witness or other participant in any Proceeding relating in whole or in part to an Indemnifiable Event, other than a Proceeding by or in the right of the Indemnitors to procure a judgment in its favor. Pursuant to this Section 2, the Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Best interests of the Indemnitors or any Group Company and, in the case of a criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful in each case, as determined in accordance with Section 8; provided, however, that the Indemnitors have no obligation to indemnify the Indemnitee for amounts paid in settlement without the Indemnitors’ prior written consent.
3.    Indemnity in Proceedings by or in the Right of the Indemnitors. The Indemnitors shall indemnify the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee is, or is threatened to be made, a party to or a witness or other participant in any Proceeding relating in whole or in part to an Indemnifiable Event by or in the right of the Indemnitors to procure a judgment in its favor. Pursuant to this Section 3, the Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses incurred by the Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Best interests of the Indemnitors or any Group Company and, in the case of a criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful in each case, as determined in accordance with Section 8; provided, however, that the Indemnitors have no obligation to indemnify the Indemnitee for amounts paid in settlement without the Indemnitors’ prior written consent..
4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Deed, in circumstances where indemnification is not available under Section 2 or 3, as the case may be, to the fullest extent permitted by law and to the extent that the Indemnitee is a party to, and is successful (on the merits or otherwise) in defense of, any Proceeding or any claim, issue or matter therein relating in whole or in part to an Indemnifiable Event, the Indemnitors shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. For purposes of this Section 4, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5.    Exclusions. Notwithstanding any provision in this Deed, the Indemnitors shall not be obligated under this Deed to make any indemnity in connection with any Proceeding (or any part of any Proceeding):
(a)    for which payment has actually been made to or on behalf of the Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if the Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(c)    for any reimbursement of the Indemnitors by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Indemnitors, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Indemnitors pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Indemnitors of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if the Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(d)    initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Indemnitors or their directors, officers, employees, agents or other indemnitees, unless (i) the Indemnitors’ boards of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Indemnitors provide the indemnification, in their sole discretion, pursuant to the powers vested in the Indemnitors under applicable law, (iii) otherwise authorized in Section 10(d) or (iv) otherwise required by applicable law; provided, for the avoidance of doubt, the Indemnitee shall not be deemed for purposes of this paragraph, to have initiated any Proceeding (or any part of a Proceeding) by reason of (i) having asserted any affirmative defenses in connection with a claim not initiated by the Indemnitee or (ii) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by the Indemnitee; or
(e)    to make any indemnity or advancement that is expressly prohibited by applicable law (including, with respect to any Representative, in respect of any liability expressly prohibited from being indemnified or otherwise limited, including pursuant to section 235 of the Companies Act (provisions exempting officers from liability void) but (i) in no way limiting any rights under sections 233 and 234 of the Companies Act (power of court to grant relief to officers) (including any successor provisions) or (ii) to the extent any such limitations or prescriptions are amended or determined by a court of competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the the Indemnitee shall receive the greatest rights then available under law.
6.    Advances of Expenses. The Indemnitors shall advance the Expenses incurred by the Indemnitee in connection with any Proceeding prior to its final disposition, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 10 days, after the receipt by the Indemnitors of a written statement or statements requesting such advances from time to time (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause the Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to the Indemnitee’s ability to repay such advances. The Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Indemnitors, except, with respect to advances of expenses made pursuant to Section 10(c), in which case the Indemnitee makes the undertaking provided in Section 10(c). This Section 6 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is not permitted under this Deed, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 5(b) or 5(c) prior to a determination that the Indemnitee is not entitled to be indemnified by the Indemnitors.
7.    Procedures for Notification and Defense of Claim.
(a)    The Indemnitee shall notify the Indemnitors in writing of any matter with respect to which the Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by the Indemnitee of notice thereof. The written notification to the Indemnitors shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by the Indemnitee to notify the Indemnitors will not relieve the Indemnitors from any liability that it may have to the Indemnitee hereunder or otherwise than under this Deed, and any delay in so notifying the Indemnitors shall not constitute a waiver by the Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Indemnitors.
(b)    If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Indemnitors have directors’ and officers’ liability insurance in effect that may be applicable to the Proceeding, the Indemnitors shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Indemnitors shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(c)    In the event the Indemnitors may be obligated to make any indemnity in connection with a Proceeding, the Indemnitors shall be entitled to assume the defense of such Proceeding with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Indemnitors, the Indemnitors will not be liable to the Indemnitee for any fees or expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding. Notwithstanding the Indemnitors’ assumption of the defense of any such Proceeding, the Indemnitors shall be obligated to pay the fees and expenses of the Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by the Indemnitee is authorized by the Indemnitors, (ii) counsel for the Indemnitors shall have reasonably concluded that there is a conflict of interest between the Indemnitors and the Indemnitee in the conduct of any such defense such that the Indemnitee needs to be separately represented, (iii) the Indemnitors are not financially or legally able to perform its indemnification obligations, or (iv) the Indemnitors shall not have retained, or shall not continue to retain, counsel to defend such Proceeding. Regardless of any provision in this Deed, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s personal expense. The Indemnitors shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Indemnitors.
(d)    The Indemnitee shall give the Indemnitors such information and cooperation in connection with the Proceeding as may be reasonably appropriate.
(e)    The Indemnitors shall not be liable to indemnify the Indemnitee for any settlement of any Proceeding (or any part thereof) effected without the Indemnitors’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Indemnitors acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which the Indemnitee is a party is resolved in a settlement to which the Indemnitors have given its prior written consent, such settlement shall be treated as a success on the merits in the settled action, suit or proceeding.
(f)    The Indemnitors shall not settle any Proceeding (or any part thereof) in a manner that imposes any penalty or liability on the Indemnitee not paid by the Indemnitors without the Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
8.    Procedures upon Application for Indemnification.
(a)    To obtain indemnification, the Indemnitee shall submit to the Indemnitors a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and as is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Proceeding. Any delay in providing the request will not relieve the Indemnitors from their obligations under this Deed, except to the extent such failure is prejudicial.
(b)    Upon written request by the Indemnitee for indemnification pursuant to Section 8(a), a determination with respect to the Indemnitee’s entitlement thereto shall be made no later than 30 days after the Indemnitors’ receipt of the Indemnitee’s written request for indemnification as follows, provided that a Change in Control shall not have occurred: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of an Indemnitor’s board of directors; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of an Indemnitor’s board of directors; (iii) if there are no such Disinterested Directors or, if a majority of Disinterested Directors so direct, by Independent Counsel in a written opinion to an Indemnitor’s board of directors, a copy of which shall be delivered to the Indemnitee; or (iv) if so directed by an Indemnitor’s board of directors, by the stockholders of the Indemnitors. If a Change in Control shall have occurred, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made by Independent Counsel in a written opinion to an Indemnitor’s board of directors, a copy of which shall be delivered to the Indemnitee. If the Indemnitors do not deliver a determination that the Indemnitee is not entitled to indemnification within 30 days after the Indemnitors’ receipt of the Indemnitee’s written request for indemnification, then the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent a prohibition of such indemnification under applicable law. If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Indemnitors, to the extent permitted by applicable law.
(c)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b), the Independent Counsel shall be selected as provided in this Section 8(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Indemnitors’ boards of directors, and the Indemnitors shall give written notice to the Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Indemnitors’ boards of directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Indemnitors advising them of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Indemnitors, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Indemnitors or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Indemnitors or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection that shall have been made by the Indemnitors or the Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(d)    The Indemnitors shall pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto.
9.    Presumptions and Effect of Certain Proceedings.
(a)    In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that the Indemnitee is entitled to indemnification under this Deed, and the Indemnitors shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption by clear and convincing evidence.
(b)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Indemnitors or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(c)    For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith to the extent the Indemnitee relied in good faith on (i) the records or books of account of an Indemnitor or a Group Company, including financial statements, (ii) information supplied to the Indemnitee by the officers of an Indemnitor or a Group Company in the course of their duties, (iii) the advice of legal counsel for an Indemnitor or a Group Company or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to an Indemnitor or a Group Company by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Indemnitor or the Group Company or its board of directors or any committee of the board of directors. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed. Whether or not the foregoing provisions of this Section 9(c) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Indemnitors. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(d)    Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to the Indemnitee for purposes of determining the right to indemnification under this Deed.
(e)    The Indemnitors acknowledge that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
10.    Remedies of the Indemnitee.
(a)    Subject to Section 10(e), in the event that (i) a determination is made pursuant to Section 8(b) that the Indemnitee is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Section 6 or 10(d), (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8 within 30 days after the later of the receipt by the Indemnitors of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Deed is not made (A) within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 and 10(d), within 30 days after receipt by the Indemnitors of a written request therefor, or (v) the Indemnitors or any other person or entity takes or threatens to take any action to declare this Deed void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Dublin, Ireland. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 12 months following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by the Indemnitee to enforce his or her rights under Section 4. The Indemnitors shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Deed.
(b)    Neither (i) the failure of the Indemnitors, their boards of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Indemnitors, their boards of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that the Indemnitee has not met the applicable standard of conduct, shall create a presumption that the Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 8 that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Indemnitors shall, to the fullest extent not prohibited by law, have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be by clear and convincing evidence.
(c)    To the fullest extent not prohibited by law, the Indemnitors shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Deed are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Indemnitors are bound by all the provisions of this Deed. If a determination shall have been made pursuant to Section 10 that the Indemnitee is entitled to indemnification, the Indemnitors shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    To the extent not prohibited by law, the Indemnitors shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any action for indemnification or advancement of Expenses from the Indemnitors under this Deed, any other agreement, the Indemnitors’ governing documents or under any directors’ and officers’ liability insurance policies maintained by the Indemnitors to the extent the Indemnitee is successful in such action, and, if requested by the Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 30 days, after receipt by the Indemnitors of a written request therefor) advance such Expenses to the Indemnitee, subject to the provisions of Section 6. The Indemnitee hereby undertakes to repay such advances to the extent the Indemnitee is ultimately unsuccessful in such action or arbitration.
11.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Deed is unavailable to the Indemnitee, the Indemnitors, in lieu of indemnifying the Indemnitee, shall contribute to the amounts incurred by the Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Deed, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Indemnitors and the Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of the Indemnitee and the Indemnitors (and its other directors, officers, employees and agents) in connection with such events and transactions.
12.    Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Deed shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Indemnitors’ governing documents, any bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Indemnitors’ governing documents and this Deed, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.    Primary Responsibility. The Indemnitors acknowledge that to the extent the Indemnitee is serving as a director on an Indemnitor’s board of directors at the request or direction of a private equity or venture capital fund or other entity and/or certain of its affiliates (collectively, the “Secondary Indemnitors”), the Indemnitee may have certain rights to indemnification and advancement of expenses provided by such Secondary Indemnitors. The Indemnitors agree that, as between the Indemnitors and the Secondary Indemnitors, the Indemnitors are primarily responsible for amounts required to be indemnified or advanced under the Indemnitors’ governing documents or this Deed and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Indemnitors obligations. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Indemnitors or any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Indemnitors, any Group Company or any other Enterprise, the Indemnitors waive any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Indemnitors are primarily responsible under this Section 13. In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Indemnitors under the Indemnitors’ governing documents or this Deed, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee for indemnification or advancement of expenses under the Indemnitors’ governing documents or this Deed or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 13.
14.    No Duplication of Payments. Subject to Section 13, the Indemnitors shall not be liable under this Deed to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that the Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.
15.    Insurance. To the extent that the Indemnitors maintain an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Indemnitors, any Group Company or any other Enterprise, the Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position.
16.    Subrogation. Subject to Section 13, in the event of any payment under this Deed, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights.
17.    Services to the Indemnitors. The Indemnitee agrees to serve as a director or officer of any one or more of the Group Companies or, at the request of the Indemnitors, as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders his or her resignation or is removed from such position. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Indemnitors shall have no obligation under this Deed to continue the Indemnitee in such position. This Deed shall not be deemed an employment contract between the Indemnitors (or any one or more Group Company or any Enterprise) and the Indemnitee. The Indemnitee specifically acknowledges that any employment with the Indemnitors (or any one or more Group Company or any Enterprise) is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between the Indemnitee and the Indemnitors (or any one or more Group Company or any Enterprise), any existing formal severance policies adopted by the Indemnitors’ (the Group Company’s or the Enterprise’s) board of directors or, with respect to service as a director or officer of the Indemnitors (the Group Company or the Enterprise), the Indemnitors’(the Group Company’s or the Enterprise’s) governing documents or applicable law. No such document shall be subject to any oral modification thereof.
18.    Duration. This Deed shall continue until and terminate upon the later of (a) five years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Indemnitors or a Group Company or as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 relating thereto.
19.    Successors. This Deed shall be binding upon the Indemnitors and their successors and assigns, including any direct or indirect successors, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Indemnitors, and shall inure to the benefit of the Indemnitee and the Indemnitee’s heirs, executors and administrators. Further, the Indemnitors shall require and cause any successors (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Indemnitors, by written agreement, expressly to assume and agree to perform this Deed in the same manner and to the same extent that the Indemnitors would be required to perform if no such succession had taken place.
20.    Severability. Nothing in this Deed is intended to require or shall be construed as requiring the Indemnitors to do or fail to do any act in violation of applicable law. The Indemnitors’ inability, pursuant to court order or other applicable law, to perform its obligations under this Deed shall not constitute a breach of this Deed. If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
21.    Enforcement. The Indemnitors expressly confirm and agree that they have entered into this Deed and assumed the obligations imposed on them hereby in order to induce the Indemnitee to serve as a director or officer of the Company or a Group Company, and the Indemnitors acknowledge that the Indemnitee is relying upon this Deed in serving as a director or officer of the Company or a Group Company.
22.    Entire Agreement. This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Deed is a supplement to and in furtherance of the Indemnitors’ governing documents and applicable law.
23.    Modification and Waiver. No supplement, modification or amendment to this Deed shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this

Deed shall adversely affect any right of the Indemnitee under this Deed in respect of any action taken or omitted by such the Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Deed shall constitute or be deemed a waiver of any other provision of this Deed nor shall any waiver constitute a continuing waiver.
24.    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to the Indemnitee, to the Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Deed or in the Indemnitors’ records, as may be updated in accordance with the provisions hereof; or
(b)    if to the Company, to 8440 Tradeport Dr., Suite 104, Orlando, Florida 32827, Attention: Chief Executive Officer or at such other current address as the Company shall have furnished to the Indemnitee; or
(c)    if to the Kalera, to 8440 Tradeport Dr., Suite 104, Orlando, Florida 32827, Attention: Chief Executive Officer or at such other current address as the Company shall have furnished to the Indemnitee.
Each such notice or other communication shall for all purposes of this Deed be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
25.    Applicable Law and Consent to Jurisdiction. This Deed shall be governed by, and construed and enforced in accordance with, the laws of Ireland, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by the Indemnitee pursuant to Section 10(a), the Indemnitors and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Deed shall be brought only in the courts of Ireland, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the courts of Ireland for purposes of any action or proceeding arising out of or in connection with this Deed, (iii) appoint, to the extent such party is not otherwise subject to service of process in Ireland, Arthur Cox LLP, as its agent in Ireland as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within Ireland, (iv) waive any objection to the laying of venue of any such action or proceeding in the courts of Ireland, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in a court in Ireland has been brought in an improper or inconvenient forum.
26.    Counterparts. This Deed may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed. This Deed may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.
27.    Captions. The headings of the paragraphs of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.
(signature page follows)

The parties are signing this Deed of Indemnification as of the date stated in the introductory sentence.

GIVEN under the Common Seal of KALERA PUBLIC LIMITED COMPANY and DELIVERED as a DEED:
/s/ Fernando Cornejo
Fernando Cornejo in his capacity as a Director

EXECUTED by
KALERA, INC.
and DELIVERED as a DEED

Signed	/s/ Cristian Toma
Name:	Cristian Toma
Title:	Director

in the presence of:

/s/ Donna Roskind
(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)
Signature Page to Deed of Indemnification

The parties are signing this Deed of Indemnification as of the date stated in the introductory     sentence.

SIGNED AND DELIVERED as a deed
by CRISTIAN TOMA in the presence of:	/s/ Cristian Toma
Signature

/s/ Donna Roskind
Signature of witness

Donna Roskind
Name of witness

Address of witness

Occupation of witness
Signature Page to Deed of Indemnification